United States
Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2009
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-14537 (Commission File Number)	52-2093696 (I.R.S. Employer Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)
(404) 364-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On July 2, 2009 and July 7, 2009, Lodgian, Inc. (the “Company”) announced that it had obtained extensions on an aggregate of $117.3 million of its mortgage indebtedness previously scheduled to mature on July 1, 2009. This indebtedness, which was originated in June 2004 by Merrill Lynch and securitized in the collateralized mortgage-backed securities market, had been divided into three pools of indebtedness referred to by the Company as Merrill Lynch Fixed Rate Pools #1, #3 and #4. (The Company repaid the Merrill Lynch Fixed Rate Pool #2 in 2007.) The Company has reached agreements with the special servicers of this mortgage indebtedness to provide for an extension of the maturity date of Pool #1 to July 1, 2010; an extension of the maturity date of Pool #4 to July 1, 2012; and an extension of the maturity date of Pool #3 to August 1, 2009.
In addition, on May 6, 2009, the Company announced that its efforts to sell the Holiday Inn in Phoenix, Arizona have been unsuccessful and that the hotel’s operating performance was continuing to decline. The Company has concluded that this hotel’s market value is less than the $9.4 million of mortgage indebtedness (unrelated to the Merrill Lynch Fixed Rate Pool indebtedness described above) which encumbers the property. Accordingly, the Company ceased making mortgage payments on this indebtedness in May 2009 and began discussions with the lender to return the Holiday Inn property to the lender on a consensual basis. These discussions are ongoing. On June 17, 2009, the Company received notice from its lender that the mortgage indebtedness on the Holiday Inn Phoenix West hotel had been accelerated, as anticipated. This mortgage indebtedness is non-recourse to the Company (except in certain limited circumstances which the company believes do not apply in this case) and is not cross-collateralized with any of the Company’s other indebtedness. Since the Company no longer intends to sell this hotel, this property no longer meets the criteria for classification as “held for sale.” As a result, the Company will reclassify the property to “held for use” in its second quarter 2009 financial statements.
Copies of the press releases more fully describing the terms and conditions of the transactions and indebtedness described above are attached hereto as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference in their entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1          Press Release dated July 2, 2009.
Exhibit 99.2          Press Release dated July 7, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.
Dated: July 8, 2009	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
President, Chief Executive Officer and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 2, 2009.
99.2	Press Release dated July 7, 2009.